UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 February 23, 2005



                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)



           Hawaii                          0-565                99-0032630
           ------                          -----                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------




                        822 Bishop Street, P. O. Box 3440
                             Honolulu, Hawaii 96801
                             ----------------------
              (Address of principal executive offices and zip code)


                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)



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Item 1.01  Entry into a Material Definitive Agreement
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Establishment of Goals Under Alexander & Baldwin, Inc. One-Year Performance
Improvement Incentive Plan:

On February 23, 2005, at a meeting of the Compensation Committee of the Board of Directors (the "Committee"), the Committee approved performance goals for executive officers under the Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan ("PIIP") for 2005. The PIIP provides performance-based incentives to executive officers and other key employees who contribute materially to the financial success of A&B. The goals set in 2005 are substantially similar to the prior years and are designed to reward achievement at specified levels of individual, business unit (if applicable), and company performance.

         Each executive officer is assigned a threshold, target, and maximum award level. Three components comprise the fundamental design of the PIIP program:

         1. Individual Performance: This component enables the Committee to award a portion of the annual bonus based on each officer's individual performance and contribution to the Company during the fiscal year.
         2. Business Unit Performance: This component is determined by profit before income tax generated by the business unit, as compared to annual financial performance targets.
         3. Company Performance: This component is determined by corporate profit before income tax and return on invested capital, as compared to annual financial performance targets.

         The Committee's approval of terms of the 2005 PIIP program shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Committee retains discretion to adjust (including reducing or eliminating) awards if, in its judgment, the awards do not accurately reflect individual, business unit or Company performance. No executive shall have any rights to any awards unless and until the Committee authorizes payment of any awards under the 2005 PIIP program following the completion of any fiscal year measurement periods.

Amendment No. 4 to the A&B Retirement Plan for Outside Directors:

On February 24, 2005, the Board of Directors approved an amendment (the "Amendment") to the A&B Retirement Plan for Outside Directors, as amended and restated effective February 1, 1995 (the "Plan"). The Amendment revises the definition of "Retirement Date" under the Plan to provide that a participant who continues to serve as a director following the first annual meeting of shareholders after the director has attained the age of 72, will be deemed to have a "Retirement Date" on the date of such annual meeting. The foregoing summary of the Amendment is a general description only and is subject to the detailed terms of the Amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.


Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
------------------------------------------------------------------------------
Year
----

         The Company's Bylaws provide that, except in the case of a Chief Executive Officer who has served in such position for at least five years, no person may be elected a director after having attained the age of 72. On and effective as of February 24, 2005, the Board of Directors voted to amend the Company's Bylaws by adding a new Article III, Section 12 thereto, which authorizes the Board, acting by resolution, to waive for a period of one year the Bylaw provision prohibiting the election of a director who previously has attained the age of 72. The new Bylaw also provides that no person who has been granted such a waiver may stand for election once having attained the age of 73 and no waivers shall be granted after March 7, 2005. Article III, Section 12 of the Company's Bylaws is filed herewith as Exhibit 3(ii) and incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits
--------------------------------------------

(c)  Exhibits

     3(ii) Amendment, effective February 24, 2005, to the Revised Bylaws of Alexander & Baldwin, Inc., as amended effective February 22, 2001.

     10.1 Amendment No. 4 to the A&B Retirement Plan for Outside Directors, dated February 24, 2005.




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                             SIGNATURE
                             ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 25, 2005


                            ALEXANDER & BALDWIN, INC.


                            /s/ Christopher J. Benjamin
                            ---------------------------------------------------
                            Christopher J. Benjamin
                            Vice President and Chief Financial Officer